Exhibit 99.1

PSINet                                                              NEWS RELEASE


     A.       NEWS FOR IMMEDIATE RELEASE


Contact:
Kelli Harrington Nemer                 Michael P. Binko, APR
PSINet Investor Relations              PSINet Public Relations
703-904-4100, ext. 1245                703-904-4282
harringtonk@psi.com                    binkom@psi.com




II.  PSINET ANNOUNCES $600,000,000 RULE 144A OFFERING


Herndon, VA, April 8, 1998, (NASDAQ: PSIX) -- PSINet Inc. today announced that it has made an offering of $600 million aggregate principal amount of 10% Senior Notes due 2005 in accordance with Securities and Exchange Commission Rule 144A. The net proceeds of the offering are expected to be used to repay certain indebtedness and for general working capital purposes. In addition, a portion of the net proceeds is expected to be used to make investments in or acquisitions of business or assets related or complementary to the Company's business. The debt securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.



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                                   PSINet Inc.
                 510 Huntmar Park Drive, Herndon, VA 20170-5100
            tel. 703 904-4100 o fax 703 904-4200 o http://www.psi.net


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